UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On March 11, 2019, Horizon Pharma plc (the “Company”) closed an underwritten public offering of its ordinary shares, resulting in estimated net proceeds of approximately $326.8 million, and the Company stated its plans to use the net proceeds, together with cash on hand, to pay down approximately $550 million of its $1,993 million total principal amount of indebtedness as of December 31, 2018. On March 18, 2019, Horizon Pharma USA, Inc., a wholly-owned subsidiary of the Company, completed the repayment of $300 million of the outstanding principal amount of term loans under the Company’s credit agreement with Citibank, N.A., as administrative agent and collateral agent, and the lenders and other financial institutions party thereto from time to time (the “Credit Agreement”). Following this repayment, the outstanding principal balance of term loans under the Company’s Credit Agreement is $518 million and total aggregate outstanding principal amount of indebtedness is $1,693 million.

The Company anticipates repaying $250 million of its 6.625% Senior Notes due 2023 during the second quarter of 2019. Following such repayment, the total aggregate outstanding principal amount of indebtedness is expected to be $1,443 million.

Forward Looking Statements

This report contains forward-looking statements, including, but not limited to, statements related to the Company’s expected repayment of 6.625% Senior Notes due 2023 and resulting aggregate principal amount of indebtedness. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the fact that the Company could encounter unforeseen demands on its cash resources or otherwise determine not to repay additional indebtedness on the currently anticipated timeline. Additional risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” in the Company’s SEC filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date of this report, and the Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2019	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer